Exhibit 3.1

319406.00024/309750857.1 EDESA BIOTECH, INC. (the “Company”) THE FOLLOWING IS AN EXTRACT OF RESOLUTIONS OF THE DIRECTORS OF THE COMPANY CONSENTED TO IN WRITING ON OCTOBER 30, 2024 AND EFFECTIVE AS OF OCTOBER 30, 2024 “NOW, THEREFORE, BE IT RESOLVED THAT: Amendment to Articles to Reflect Amended Terms of Series A - 1 Convertible Preferred Shares 5. The Alteration is approved whereby: (a) The authorized share structure of the Company is altered by increasing the number of Series A - 1 Preferred shares the Company is authorized to issue from 250 to 500 . (b) The existing special rights and restrictions attached to the Series A - 1 Preferred shares as set out in Part 27 of the Articles is altered by deleting the existing special rights and restrictions attached to the Series A - 1 Preferred Shares as set out in Part 27 of the Articles and replacing them in their entirety with the special rights and restrictions in the form as set out in Schedule “B” attached hereto and the existing Articles of the Company are amended by deleting the existing Part 27 and replacing them in their entirety with Part 27 as set out in Schedule “B” . 6. The alterations made to the Company’s authorized share structure and Articles shall not take effect until the Notice of Articles of the Company is altered to reflect such alterations to the authorized share structure and Articles of the Company . 7. The Notice of Articles of the Company be altered to reflect the alterations to the authorized share structure and the Articles of the Company by filing a Notice of Alteration with the Registrar of Companies . 8. The Series A - 1 Preferred Shares to be issued to the Investor may be issued as uncertificated shares. 9. If a certificate for the Series A - 1 Preferred Shares is to be issued, the form of share certificate for the Series A - 1 Preferred Shares shall be such form as circulated to the directors . 10. The Company appoints Fasken Martineau DuMoulin LLP to act as its agent for filing the Notice of Alteration to the Notice of Articles, which Notice of Alteration to the Notice of Articles shall reflect the alteration to the authorized share structure and the Articles of the Company authorized herein . 11. Any one Director or Officer of the Company is, and the agents of the Company are, hereby authorized and directed for and on behalf of the Company to execute and deliver, under corporate seal of the Company or otherwise, the Notice of Alteration and all such other documents and instruments and to do all such other acts and things as in his or her opinion may be necessary or desirable to give full effect to the above Resolutions . ”

# EDESA BIOTECH, INC.
**(the "Company")**

## THE FOLLOWING IS AN EXTRACT OF DIRECTORS' SEPARATE RESOLUTIONS CONSENTED TO IN WRITING ON APRIL 17, 2020 EFFECTIVE AS OF APRIL 17, 2020

**RESOLVED THAT**

RESOLVED: the authorized share structure of the Company be amended to create a series of Preferred shares, without par value, designed with an identifying name of "Series A-1 Convertible Preferred shares", with the maximum number of Series A-1 Convertible Preferred shares which the Company is authorized to issue be set at 250, in accordance with the provisions of the *Business Corporations Act* (British Columbia) (the "**Act**"), and pursuant to authority expressly vested in it by the provisions of the Articles,;

RESOLVED: the existing Articles be altered by creating and attaching special rights and restrictions to the Series A-1 Convertible Preferred Shares as Part 27 of the Articles, as set out in Schedule "A".;

RESOLVED: the alterations made to the Company's authorized share structure and Articles shall not take effect until the Company's Notice of Articles is altered to reflect such alterations to the authorized share structure and Articles of the Company;

RESOLVED: the Notice of Articles of the Company be altered to reflect the alterations to the authorized share structure and Articles of the Company approved herein by filing a Notice of Alteration with the Registrar of Companies;

RESOLVED: any Proper Officer is, and the agents of the Company are, hereby authorized and directed for and on behalf of the Company to execute and deliver, under corporate seal of the Company or otherwise, the Notice of Alteration and all such other documents and instruments and to do all such other acts and things as in his or her opinion may be necessary or desirable to give full effect to the above resolutions;

RESOLVED: the Company hereby appoints Fasken Martineau DuMoulin LLP to act as its agent for filing the Notice of Alteration to the Notice of Articles, which Notice of Alteration to the Notice of Articles shall reflect the alteration to the authorized share structure and to the special rights and restrictions in the Articles authorized herein;

RESOLVED: the form of share certificate for the Series A-1 Convertible Preferred Shares, which is annexed hereto as Schedule "B", be and the same is hereby approved, and adopted.

319406.00005/107871192.1

Part 27 deleted in its entirety and replaced with Part 27 attached hereto Approved by Directors: October 30, 2024 Effective: October 30, 2024

*BUSINESS CORPORATIONS ACT*

**AMENDED AND RESTATED**

**ARTICLES OF**

# EDESA BIOTECH, INC.

[name changed from Stellar Biotechnologies, Inc.
Effective June 7, 2019]

## TABLE OF CONTENTS

PART 1 INTERPRETATION .......... 1
PART 2 SHARES AND SHARE CERTIFICATES .......... 2
PART 3 ISSUE OF SHARES .......... 3
PART 4 SHARE REGISTERS .......... 4
PART 5 SHARE TRANSFERS .......... 4
PART 6 TRANSMISSION OF SHARES .......... 6
PART 7 PURCHASE, REDEEM OR OTHERWISE ACQUIRE SHARES .......... 6
PART 8 BORROWING POWERS .......... 7
PART 9 ALTERATIONS .......... 8
PART 10 MEETINGS OF SHAREHOLDERS .......... 9
PART 11 PROCEEDINGS AT MEETINGS OF SHAREHOLDERS .......... 11
PART 12 VOTES OF SHAREHOLDERS .......... 15
PART 13 DIRECTORS .......... 19
PART 14 ELECTION AND REMOVAL OF DIRECTORS .......... 20
PART 15 ALTERNATE DIRECTORS .......... 22
PART 16 POWERS AND DUTIES OF DIRECTORS .......... 24
PART 17 INTERESTS OF DIRECTORS AND OFFICERS .......... 24
PART 18 PROCEEDINGS OF DIRECTORS .......... 26
PART 19 EXECUTIVE AND OTHER COMMITTEES .......... 28
PART 20 OFFICERS .......... 30
PART 21 INDEMNIFICATION .......... 30
PART 22 DIVIDENDS .......... 32
PART 23 ACCOUNTING RECORDS AND AUDITOR .......... 34
PART 24 NOTICES .......... 34
PART 25 SEAL .......... 36
PART 26 SPECIAL RIGHTS AND RESTRICTIONS OF THE PREFERRED SHARES .......... 37

New Part 26 added by shareholders' annual general and special meeting held on March 27, 2018 and a Notice of Alteration
filed with the BC Registries on April 9, 2018 at 11:11 AM Pacific Time.

LEGAL_24557073.1

LEGAL_245570 7 3 . 1 BUSINESS CORPORATIONS ACT ARTICLES OF EDESA BIOTECH, INC. (the "Company") Number : C0867 l 78 PART 1 INTERPRETATION Definitions I. I In these Articles , unless the context otherwise requires: (a) " Act " means the Business Corporations Act (British Columbia) from time to time in force and all amendments thereto and includes all regulations and amendments thereto made pursuant to that Act ; (b) " board of directors ", " directors " and " board " mean the directors or sole director of the Company for the time being ; (c) " Interpretation Act " means the Interpretation Act (British Columbia) from time to time in force and all amendments thereto and includes all regulations and amendments thereto made pursuant to that Act ; (d) " legal personal representative " means the personal or other le g al repre s entati v e of the shareholder ; (e) " registered address " of a shareholder means the shareholder ' s address as recorded in the central securities register ; (f) " sea l " means the s eal of the Company , if any ; (g) " share " means a s hare in the share structure of the Company ; and (h) " specia l majority " means the majority of votes described in † 11 . 2 which is required to pass a special resolution. Act and Interpretation Act Definitions Applicable 1.2 The definitions in the Act and the definitions and rules of construction in the Interpretation Act , with the necessary changes, so far as applicable, and except as the context requires otherwise, apply to these Articles as if they were an enactment. If there is a conflict between a definition in the Act and a definition or rule in the Interpretation Act relating to a term used in these Articles , the definition in the Act will prevail. If there is a conflict or inconsistency between these A1ticles and the Act , the Act will prevail.

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## PART 2

## SHARES AND SHARE CERTIFICATES

**Authorized Share Structure**

2.1 The authorized share structure of the Company consists of shares of the class or classes and series, if any, described in the Notice of Articles of the Company.

**Form of Share Certificate**

2.2 Each share certificate issued by the Company must comply with, and be signed as required by, the Act.

**Shareholder Entitled to Certificate or Acknowledgment**

2.3 Each shareholder is entitled, without charge, to (a) one share certificate representing the shares of each class or series of shares registered in the shareholder's name or (b) a non-transferable written acknowledgment of the shareholder's right to obtain such a share certificate, provided that in respect of a share held jointly by several persons, the Company is not bound to issue more than one share certificate or acknowledgment and delivery of a share certificate or an acknowledgment to one of several joint shareholders or to a duly authorized agent of one of the joint shareholders will be sufficient delivery to all.

**Delivery by Mail**

2.4 Any share certificate or non-transferable written acknowledgment of a shareholder's right to obtain a share certificate may be sent to the shareholder by mail at the shareholder's registered address and neither the Company nor any director, officer or agent of the Company is liable for any loss to the shareholder because the share certificate or acknowledgement is lost in the mail or stolen.

**Replacement of Worn Out or Defaced Certificate or Acknowledgement**

2.5 If a share certificate or a non-transferable written acknowledgment of the shareholder's right to obtain a share certificate is worn out or defaced, the Company must, on production of the share certificate or acknowledgment, as the case may be, and on such other terms, if any, as are deemed fit:

(a) cancel the share certificate or acknowledgment; and

(b) issue a replacement share certificate or acknowledgment.

**Replacement of Lost, Stolen or Destroyed Certificate or Acknowledgment**

2.6 If a share certificate or a non-transferable written acknowledgment of a shareholder's right to obtain a share certificate is lost, stolen or destroyed, the Company must issue a replacement share certificate or acknowledgment, as the case may be, to the person entitled to that share certificate or acknowledgment, if it receives:

(a) proof satisfactory to it of the loss, theft or destruction; and

(b) any indemnity the directors consider adequate.

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**Splitting Share Certificates**

2.7 If a shareholder surrenders a share certificate to the Company with a written request that the Company issue in the shareholder's name two or more share certificates, each representing a specified number of shares and in the aggregate representing the same number of shares as the share certificate so surrendered, the Company must cancel the surrendered share certificate and issue replacement share certificates in accordance with that request.

**Certificate Fee**

2.8 There must be paid to the Company, in relation to the issue of any share certificate under §2.5, §2.6 or §2.7, the amount, if any, not exceeding the amount prescribed under the Act, determined by the directors.

**Recognition of Trusts**

2.9 Except as required by law or statute or these Articles, no person will be recognized by the Company as holding any share upon any trust, and the Company is not bound by or compelled in any way to recognize (even when having notice thereof) any equitable, contingent, future or partial interest in any share or fraction of a share or (except as required by law or statute or these Articles or as ordered by a court of competent jurisdiction) any other rights in respect of any share except an absolute right to the entirety thereof in the shareholder.

## PART 3

## ISSUE OF SHARES

**Directors Authorized**

3.1 Subject to the Act and the rights, if any, of the holders of issued shares of the Company, the Company may allot, issue, sell or otherwise dispose of the unissued shares, and issued shares held by the Company, at the times, to the persons, including directors, in the manner, on the terms and conditions and for the consideration (including any premium at which shares with par value may be issued) that the directors may determine. The issue price for a share with par value must be equal to or greater than the par value of the share.

**Commissions and Discounts**

3.2 The Company may at any time pay a reasonable commission or allow a reasonable discount to any person in consideration of that person's purchase or agreement to purchase shares of the Company from the Company or any other person's procurement or agreement to procure purchasers for shares of the Company.

**Brokerage**

3.3 The Company may pay such brokerage fee or other consideration as may be lawful for or in connection with the sale or placement of its securities.

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**Conditions of Issue**

3.4 Except as provided for by the Act, no share may be issued until it is fully paid. A share is fully paid when:

(a) consideration is provided to the Company for the issue of the share by one or more of the following:

(i) past services performed for the Company;

(ii) property;

(iii) money; and

(b) the value of the consideration received by the Company equals or exceeds the issue price set for the share under §3.1.

**Share Purchase Warrants and Rights**

3.5 Subject to the Act, the Company may issue share purchase warrants, options and rights upon such terms and conditions as the directors determine, which share purchase warrants, options and rights may be issued alone or in conjunction with debentures, debenture stock, bonds, shares or any other securities issued or created by the Company from time to time.

## PART 4

## SHARE REGISTERS

**Central Securities Register**

4.1 As required by and subject to the Act, the Company must maintain in British Columbia a central securities register and may appoint an agent to maintain such register. The directors may appoint one or more agents, including the agent appointed to keep the central securities register, as transfer agent for shares or any class or series of shares and the same or another agent as registrar for shares or such class or series of shares, as the case may be. The directors may terminate such appointment of any agent at any time and may appoint another agent in its place.

## PART 5

## SHARE TRANSFERS

**Registering Transfers**

5.1 A transfer of a share must not be registered unless the Company or the transfer agent or registrar for the class or series of shares to be transferred has received:

(a) except as exempted by the Act, a duly signed proper instrument of transfer in respect of the share;

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(b) if a share certificate has been issued by the Company in respect of the share to be transferred, that share certificate;

(c) if a non-transferable written acknowledgment of the shareholder's right to obtain a share certificate has been issued by the Company in respect of the share to be transferred, that acknowledgment; and

(d) such other evidence, if any, as the Company or the transfer agent or registrar for the class or series of share to be transferred may require to prove the title of the transferor or the transferor's right to transfer the share, the due signing of the instrument of transfer and the right of the transferee to have the transfer registered.

**Form of Instrument of Transfer**

5.2 The instrument of transfer in respect of any share of the Company must be either in the form, if any, on the back of the Company's share certificates of that class or series or in some other form that may be approved by the directors.

**Transferor Remains Shareholder**

5.3 Except to the extent that the Act otherwise provides, the transferor of a share is deemed to remain the holder of it until the name of the transferee is entered in a securities register of the Company in respect of the transfer.

**Signing of Instrument of Transfer**

5.4 If a shareholder, or the shareholder's duly authorized attorney, signs an instrument of transfer in respect of shares registered in the name of the shareholder, the signed instrument of transfer constitutes a complete and sufficient authority to the Company and its directors, officers and agents to register the number of shares specified in the instrument of transfer or specified in any other manner, or, if no number is specified, all the shares represented by the share certificates or set out in the written acknowledgments deposited with the instrument of transfer:

(a) in the name of the person named as transferee in that instrument of transfer; or

(b) if no person is named as transferee in that instrument of transfer, in the name of the person on whose behalf the instrument is deposited for the purpose of having the transfer registered.

**Enquiry as to Title Not Required**

5.5 Neither the Company nor any director, officer or agent of the Company is bound to inquire into the title of the person named in the instrument of transfer as transferee or, if no person is named as transferee in the instrument of transfer, of the person on whose behalf the instrument is deposited for the purpose of having the transfer registered or is liable for any claim related to registering the transfer by the shareholder or by any intermediate owner or holder of the shares transferred, of any interest in such shares, of any share certificate representing such shares or of any written acknowledgment of a right to obtain a share certificate for such shares.

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**Transfer Fee**

5.6 There must be paid to the Company, in relation to the registration of a transfer, the amount, if any, determined by the directors.

## PART 6

## TRANSMISSION OF SHARES

**Legal Personal Representative Recognized on Death**

6.1 In case of the death of a shareholder, the legal personal representative of the shareholder, or in the case of shares registered in the shareholder's name and the name of another person in joint tenancy, the surviving joint holder, will be the only person recognized by the Company as having any title to the shareholder's interest in the shares. Before recognizing a person as a legal personal representative of a shareholder, the Company shall receive the documentation required by the Act.

**Rights of Legal Personal Representative**

6.2 The legal personal representative of a shareholder has the same rights, privileges and obligations that attach to the shares held by the shareholder, including the right to transfer the shares in accordance with these Articles, provided the documents required by the Act and the directors have been deposited with the Company. This §6.2 does not apply in the case of the death of a shareholder with respect to shares registered in the name of the shareholder and the name of another person in joint tenancy.

## PART 7

## PURCHASE, REDEEM OR OTHERWISE ACQUIRE SHARES

**Company Authorized to Purchase, Redeem or Otherwise Acquire Shares**

7.1 Subject to §7.2, the special rights or restrictions attached to the shares of any class or series and the Act, the Company may, if authorized by the directors, purchase, redeem or otherwise acquire any of its shares at the price and upon the terms determined by the directors.

**Purchase When Insolvent**

7.2 The Company must not make a payment or provide any other consideration to purchase, redeem or otherwise acquire any of its shares if there are reasonable grounds for believing that:

(a) the Company is insolvent; or

(b) making the payment or providing the consideration would render the Company insolvent.

**Sale and Voting of Purchased, Redeemed or Otherwise Acquired Shares**

7.3 If the Company retains a share redeemed, purchased or otherwise acquired by it, the Company may sell, gift or otherwise dispose of the share, but, while such share is held by the Company, it:

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(a) is not entitled to vote the share at a meeting of its shareholders;

(b) must not pay a dividend in respect of the share; and

(c) must not make any other distribution in respect of the share.

**Company Entitled to Purchase, Redeem or Otherwise Acquire Share Fractions**

7.4 The Company may, without prior notice to the holders, purchase, redeem or otherwise acquire for fair value any and all outstanding share fractions of any class or kind of shares in its authorized share structure as may exist at any time and from time to time. Upon the Company delivering the purchase funds and confirmation of purchase or redemption of the share fractions to the holders' registered or last known address, or if the Company has a transfer agent then to such agent for the benefit of and forwarding to such holders, the Company shall thereupon amend its central securities register to reflect the purchase or redemption of such share fractions and if the Company has a transfer agent, shall direct the transfer agent to amend the central securities register accordingly. Any holder of a share fraction, who upon receipt of the funds and confirmation of purchase or redemption of same, disputes the fair value paid for the fraction, shall have the right to apply to the court to request that it set the price and terms of payment and make consequential orders and give directions the court considers appropriate, as if the Company were the "acquiring person" as contemplated by Division 6, Compulsory Acquisitions, under the Act and the holder were an "offeree" subject to the provisions contained in such Division, *mutatis mutandis*.

## PART 8

## BORROWING POWERS

8.1 The Company, if authorized by the directors, may:

(a) borrow money in the manner and amount, on the security, from the sources and on the terms and conditions that they consider appropriate;

(b) issue bonds, debentures and other debt obligations either outright or as security for any liability or obligation of the Company or any other person and at such discounts or premiums and on such other terms as the directors consider appropriate;

(c) guarantee the repayment of money by any other person or the performance of any obligation of any other person; and

(d) mortgage, charge, whether by way of specific or floating charge, grant a security interest in, or give other security on, the whole or any part of the present and future assets and undertaking of the Company.

8.2 The powers conferred under this Part 8 shall be deemed to include the powers conferred on a company by Division VII of the *Special Corporations Powers Act* being chapter P-16 of the Revised Statutes of Quebec, 1988, and every statutory provision that may be substituted therefor or for any provision therein.

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## PART 9

## ALTERATIONS

### Alteration of Authorized Share Structure

9.1 Subject to §9.2 and the Act, the Company may by ordinary resolution (or a resolution of the directors in the case of §9.1(c) or §9.1(f)):

(a) create one or more classes or series of shares or, if none of the shares of a class or series of shares are allotted or issued, eliminate that class or series of shares;

(b) increase, reduce or eliminate the maximum number of shares that the Company is authorized to issue out of any class or series of shares or establish a maximum number of shares that the Company is authorized to issue out of any class or series of shares for which no maximum is established;

(c) subdivide or consolidate all or any of its unissued, or fully paid issued, shares;

(d) if the Company is authorized to issue shares of a class of shares with par value:

(i) decrease the par value of those shares; or

(ii) if none of the shares of that class of shares are allotted or issued, increase the par value of those shares;

(e) change all or any of its unissued, or fully paid issued, shares with par value into shares without par value or any of its unissued shares without par value into shares with par value;

(f) alter the identifying name of any of its shares; or

(g) otherwise alter its shares or authorized share structure when required or permitted to do so by the Act where it does not specify by a special resolution;

and, if applicable, alter its Notice of Articles and Articles accordingly.

### Special Rights or Restrictions

9.2 Subject to the Act and in particular those provisions of the Act relating to the rights of holders of outstanding shares to vote if their rights are prejudiced or interfered with, the Company may by ordinary resolution:

(a) create special rights or restrictions for, and attach those special rights or restrictions to, the shares of any class or series of shares, whether or not any or all of those shares have been issued; or

(b) vary or delete any special rights or restrictions attached to the shares of any class or series of shares, whether or not any or all of those shares have been issued,

and alter its Notice of Articles and Articles accordingly.

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**Change of Name**

9.3 The Company may by resolution of the directors authorize an alteration to its Notice of Articles in order to change its name or adopt or change any translation of that name.

**Other Alterations**

9.4 If the Act does not specify the type of resolution and these Articles do not specify another type of resolution, the Company may by ordinary resolution alter these Articles.

## PART 10

## MEETINGS OF SHAREHOLDERS

**Annual General Meetings**

10.1 Unless an annual general meeting is deferred or waived in accordance with the Act, the Company must hold its first annual general meeting within 18 months after the date on which it was incorporated or otherwise recognized, and after that must hold an annual general meeting at least once in each calendar year and not more than 15 months after the last annual reference date at such time and place as may be determined by the directors.

**Resolution Instead of Annual General Meeting**

10.2 If all the shareholders who are entitled to vote at an annual general meeting consent in writing by a unanimous resolution to all of the business that is required to be transacted at that annual general meeting, the annual general meeting is deemed to have been held on the date of the unanimous resolution. The shareholders must, in any unanimous resolution passed under this §10.2, select as the Company's annual reference date a date that would be appropriate for the holding of the applicable annual general meeting.

**Calling of Meetings of Shareholders**

10.3 The directors may, at any time, call a meeting of shareholders.

**Notice for Meetings of Shareholders**

10.4 The Company must send notice of the date, time and location of any meeting of shareholders (including, without limitation, any notice specifying the intention to propose a resolution as an exceptional resolution, a special resolution or a special separate resolution, and any notice to consider approving an amalgamation into a foreign jurisdiction, an arrangement or the adoption of an amalgamation agreement, and any notice of a general meeting, class meeting or series meeting), in the manner provided in these Articles, or in such other manner, if any, as may be prescribed by ordinary resolution (whether previous notice of the resolution has been given or not), to each shareholder entitled to attend the meeting, to each director and to the auditor of the Company, unless these Articles otherwise provide, at least the following number of days before the meeting:

(a) if the Company is a public company, 21 days;

(b) otherwise, 10 days.

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**Record Date for Notice**

10.5 The directors may set a date as the record date for the purpose of determining shareholders entitled to notice of any meeting of shareholders. The record date must not precede the date on which the meeting is to be held by more than two months or, in the case of a general meeting requisitioned by shareholders under the Act, by more than four months. The record date must not precede the date on which the meeting is held by fewer than:

(a) if the Company is a public company, 21 days;

(b) otherwise, 10 days.

If no record date is set, the record date is 5 p.m. on the day immediately preceding the first date on which the notice is sent or, if no notice is sent, the beginning of the meeting.

**Record Date for Voting**

10.6 The directors may set a date as the record date for the purpose of determining shareholders entitled to vote at any meeting of shareholders. The record date must not precede the date on which the meeting is to be held by more than two months or, in the case of a general meeting requisitioned by shareholders under the Act, by more than four months. If no record date is set, the record date is 5 p.m. on the day immediately preceding the first date on which the notice is sent or, if no notice is sent, the beginning of the meeting.

**Failure to Give Notice and Waiver of Notice**

10.7 The accidental omission to send notice of any meeting of shareholders to, or the non-receipt of any notice by, any of the persons entitled to notice does not invalidate any proceedings at that meeting. Any person entitled to notice of a meeting of shareholders may, in writing or otherwise, waive that entitlement or may agree to reduce the period of that notice. Attendance of a person at a meeting of shareholders is a waiver of entitlement to notice of the meeting unless that person attends the meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

**Notice of Special Business at Meetings of Shareholders**

10.8 If a meeting of shareholders is to consider special business within the meaning of §11.1, the notice of meeting must:

(a) state the general nature of the special business; and

(b) if the special business includes considering, approving, ratifying, adopting or authorizing any document or the signing of or giving of effect to any document, have attached to it a copy of the document or state that a copy of the document will be available for inspection by shareholders:

(i) at the Company's records office, or at such other reasonably accessible location in British Columbia as is specified in the notice; and

(ii) during statutory business hours on any one or more specified days before the day set for the holding of the meeting.

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**Place of Meetings**

10.9 In addition to any location in British Columbia, any general meeting may be held in any location outside British Columbia approved by a resolution of the directors.

## PART 11

## PROCEEDINGS AT MEETINGS OF SHAREHOLDERS

**Special Business**

11.1 At a meeting of shareholders, the following business is special business:

(a) at a meeting of shareholders that is not an annual general meeting, all business is special business except business relating to the conduct of or voting at the meeting;

(b) at an annual general meeting, all business is special business except for the following:

(i) business relating to the conduct of or voting at the meeting;

(ii) consideration of any financial statements of the Company presented to the meeting;

(iii) consideration of any reports of the directors or auditor;

(iv) the setting or changing of the number of directors;

(v) the election or appointment of directors;

(vi) the appointment of an auditor;

(vii) the setting of the remuneration of an auditor;

(viii) business arising out of a report of the directors not requiring the passing of a special resolution or an exceptional resolution;

(ix) any other business which, under these Articles or the Act, may be transacted at a meeting of shareholders without prior notice of the business being given to the shareholders.

**Special Majority**

11.2 The majority of votes required for the Company to pass a special resolution at a general meeting of shareholders is two-thirds of the votes cast on the resolution.

**Quorum**

11.3 Subject to the special rights or restrictions attached to the shares of any class or series of shares, and to §11.4, the quorum for the transaction of business at a meeting of shareholders is at least one person who is, or who represents by proxy, one or more shareholders who, in the aggregate, hold at least thirty-three and one-third percent (33 1/3%) of the issued shares entitled to be voted at the meeting.

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**One Shareholder May Constitute Quorum**

11.4 If there is only one shareholder entitled to vote at a meeting of shareholders:

(a) the quorum is one person who is, or who represents by proxy, that shareholder, and

(b) that shareholder, present in person or by proxy, may constitute the meeting.

**Persons Entitled to Attend Meeting**

11.5 In addition to those persons who are entitled to vote at a meeting of shareholders, the only other persons entitled to be present at the meeting are the directors, the president (if any), the secretary (if any), the assistant secretary (if any), any lawyer for the Company, the auditor of the Company, any persons invited to be present at the meeting by the directors or by the chair of the meeting and any persons entitled or required under the Act or these Articles to be present at the meeting; but if any of those persons does attend the meeting, that person is not to be counted in the quorum and is not entitled to vote at the meeting unless that person is a shareholder or proxy holder entitled to vote at the meeting.

**Requirement of Quorum**

11.6 No business, other than the election of a chair of the meeting and the adjournment of the meeting, may be transacted at any meeting of shareholders unless a quorum of shareholders entitled to vote is present at the commencement of the meeting, but such quorum need not be present throughout the meeting.

**Lack of Quorum**

11.7 If, within one-half hour from the time set for the holding of a meeting of shareholders, a quorum is not present:

(a) in the case of a general meeting requisitioned by shareholders, the meeting is dissolved, and

(b) in the case of any other meeting of shareholders, the meeting stands adjourned to the same day in the next week at the same time and place.

**Lack of Quorum at Succeeding Meeting**

11.8 If, at the meeting to which the meeting referred to in §11.7(b) was adjourned, a quorum is not present within one-half hour from the time set for the holding of the meeting, the person or persons present and being, or representing by proxy, two or more shareholders entitled to attend and vote at the meeting shall be deemed to constitute a quorum.

**Chair**

11.9 The following individual is entitled to preside as chair at a meeting of shareholders:

(a) the chair of the board, if any; or

(b) if the chair of the board is absent or unwilling to act as chair of the meeting, the president, if any.

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**Selection of Alternate Chair**

11.10 If, at any meeting of shareholders, there is no chair of the board or president present within 15 minutes after the time set for holding the meeting, or if the chair of the board and the president are unwilling to act as chair of the meeting, or if the chair of the board and the president have advised the secretary, if any, or any director present at the meeting, that they will not be present at the meeting, the directors present may choose either one of their number or the solicitor of the Company to be chair of the meeting. If all of the directors present decline to take the chair or fail to so choose or if no director is present or the solicitor of the Company declines to take the chair, the shareholders entitled to vote at the meeting who are present in person or by proxy may choose any person present at the meeting to chair the meeting.

**Adjournments**

11.11 The chair of a meeting of shareholders may, and if so directed by the meeting must, adjourn the meeting from time to time and from place to place, but no business may be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

**Notice of Adjourned Meeting**

11.12 It is not necessary to give any notice of an adjourned meeting of shareholders or of the business to be transacted at an adjourned meeting of shareholders except that, when a meeting is adjourned for 30 days or more, notice of the adjourned meeting must be given as in the case of the original meeting.

**Decisions by Show of Hands or Poll**

11.13 Subject to the Act, every motion put to a vote at a meeting of shareholders will be decided on a show of hands unless a poll, before or on the declaration of the result of the vote by show of hands, is directed by the chair or demanded by any shareholder entitled to vote who is present in person or by proxy.

**Declaration of Result**

11.14 The chair of a meeting of shareholders must declare to the meeting the decision on every question in accordance with the result of the show of hands or the poll, as the case may be, and that decision must be entered in the minutes of the meeting. A declaration of the chair that a resolution is carried by the necessary majority or is defeated is, unless a poll is directed by the chair or demanded under §11.13, conclusive evidence without proof of the number or proportion of the votes recorded in favour of or against the resolution.

**Motion Need Not be Seconded**

11.15 No motion proposed at a meeting of shareholders need be seconded unless the chair of the meeting rules otherwise, and the chair of any meeting of shareholders is entitled to propose or second a motion.

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**Casting Vote**

11.16 In case of an equality of votes, the chair of a meeting of shareholders does not, either on a show of hands or on a poll, have a second or casting vote in addition to the vote or votes to which the chair may be entitled as a shareholder.

**Manner of Taking Poll**

11.17 Subject to §11.18, if a poll is duly demanded at a meeting of shareholders:

(a) the poll must be taken:

(i) at the meeting, or within seven days after the date of the meeting, as the chair of the meeting directs; and

(ii) in the manner, at the time and at the place that the chair of the meeting directs;

(b) the result of the poll is deemed to be the decision of the meeting at which the poll is demanded; and

(c) the demand for the poll may be withdrawn by the person who demanded it.

**Demand for Poll on Adjournment**

11.18 A poll demanded at a meeting of shareholders on a question of adjournment must be taken immediately at the meeting.

**Chair Must Resolve Dispute**

11.19 In the case of any dispute as to the admission or rejection of a vote given on a poll, the chair of the meeting must determine the dispute, and the determination of the chair made in good faith is final and conclusive.

**Casting of Votes**

11.20 On a poll, a shareholder entitled to more than one vote need not cast all the votes in the same way.

**No Demand for Poll on Election of Chair**

11.21 No poll may be demanded in respect of the vote by which a chair of a meeting of shareholders is elected.

**Demand for Poll Not to Prevent Continuance of Meeting**

11.22 The demand for a poll at a meeting of shareholders does not, unless the chair of the meeting so rules, prevent the continuation of a meeting for the transaction of any business other than the question on which a poll has been demanded.

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**Retention of Ballots and Proxies**

11.23 The Company must, for at least three months after a meeting of shareholders, keep each ballot cast on a poll and each proxy voted at the meeting, and, during that period, make them available for inspection during normal business hours by any shareholder or proxyholder entitled to vote at the meeting. At the end of such three month period, the Company may destroy such ballots and proxies.

## PART 12

## VOTES OF SHAREHOLDERS

**Number of Votes by Shareholder or by Shares**

12.1 Subject to any special rights or restrictions attached to any shares and to the restrictions imposed on joint shareholders under §12.3:

(a) on a vote by show of hands, every person present who is a shareholder or proxy holder and entitled to vote on the matter has one vote; and

(b) on a poll, every shareholder entitled to vote on the matter has one vote in respect of each share entitled to be voted on the matter and held by that shareholder and may exercise that vote either in person or by proxy.

**Votes of Persons in Representative Capacity**

12.2 A person who is not a shareholder may vote at a meeting of shareholders, whether on a show of hands or on a poll, and may appoint a proxy holder to act at the meeting, if, before doing so, the person satisfies the chair of the meeting, or the directors, that the person is a legal personal representative or a trustee in bankruptcy for a shareholder who is entitled to vote at the meeting.

**Votes by Joint Holders**

12.3 If there are joint shareholders registered in respect of any share:

(a) any one of the joint shareholders may vote at any meeting of shareholders, personally or by proxy, in respect of the share as if that joint shareholder were solely entitled to it; or

(b) if more than one of the joint shareholders is present at any meeting of shareholders, personally or by proxy, and more than one of them votes in respect of that share, then only the vote of the joint shareholder present whose name stands first on the central securities register in respect of the share will be counted.

**Legal Personal Representatives as Joint Shareholders**

12.4 Two or more legal personal representatives of a shareholder in whose sole name any share is registered are, for the purposes of §12.3, deemed to be joint shareholders registered in respect of that share.

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L EGAL _24557073 . 1 - 16 - Representative of a Corporate Shareholder 12.5 If a corporation, that is not a subsidiary of the Co mp a n y , is a shareholder, that corporation may appoint a person to act as its representative at any meeting of s h a r e h o l de r s of the Company, and: (a) for that purp ose , the instrument appointing a representative must be received: (i) at the registered office of the Company or at any other place specified, in the notice ca llin g the m ee tin g , for the receipt of p rox i es , at l eas t the number of bu s in e s s days specified in the notice for the receipt of p rox i es , or if no number of days is s p ec ifi e d , two business days before the day set for the holding of the m ee tin g or any adjourned m eet in g ; or (ii) at the meeting or any adjourned m ee ti ng , by the chair of the meeting or adjourned meeting or by a person designated by the chair of the meeting or adjourned meeting; (b) if a representative is appointed under this † 1 2 . 5 : (i) the representative is entitled to exercise in respect of and at that meeting the same rights on behalf of the corporation that the representative represents as that corporation could exercise if it were a shareholder who is an indi v idu a l , in c ludin g , without limi ta ti o n , the right to appoint a proxy h o ld e r ; and (ii) the r e pr ese n tat i ve , if present at t h e m eet in g , i s to be counted for the purpose of forming a quorum and i s deemed to be a shareholder present in p e r s o n at the m eet in g . Evidence of the appointment of any such representative may be ent to the Company by written in s trum e nt , fax or any other method of transmitting l eg ibl y recorded m es s ages. Proxy Provisions Do Not Apply to All Companies 1 2 . 6 If and for so l o n g as the Company is a public company or a pre - existing r e p o rtin g company which has the S t a tut o r y Repo1ting Company P rov i s i o n s as part of its A rti c l es or to which the Statutory Reporting Company Provisions a ppl y , then † 12. 7 to † 12.15 are not m a nd ato r y , however the directors of the Company are authorized to apply all or patt of such sections or to adopt alternative procedures for proxy fo rm , deposit and revocation procedures to the extent that the directors deem necessary in order to comply with securities laws applicable to the Company. Appointment of Proxy Holders 12 . 7 Every s h a r e h o ld e r of the Company entitled to vote at a meeting of s h a r e h o ld e r s m ay , by p roxy , appoint one or more (but not more than two) proxy h o ld e r s to attend and act at the meeting in the manner, to the extent and with the powers conferred by the proxy . Alternate Proxy Holders 12 . 8 A shareholder may appoint one or more alternate proxy h o ld e r s to act in the place of an absent proxy holder .

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**Proxy Holder Need Not Be Shareholder**

12.9 A proxy holder need not be a shareholder of the Company.

**Deposit of Proxy**

12.10 A proxy for a meeting of shareholders must:

(a) be received at the registered office of the Company or at any other place specified, in the notice calling the meeting, for the receipt of proxies, at least the number of business days specified in the notice, or if no number of days is specified, two business days before the day set for the holding of the meeting or any adjourned meeting; or

(b) unless the notice provides otherwise, be received, at the meeting or any adjourned meeting, by the chair of the meeting or adjourned meeting or by a person designated by the chair of the meeting or adjourned meeting.

A proxy may be sent to the Company by written instrument, fax or any other method of transmitting legibly recorded messages, including through Internet or telephone voting or by email, if permitted by the notice calling the meeting or the information circular for the meeting.

**Validity of Proxy Vote**

12.11 A vote given in accordance with the terms of a proxy is valid notwithstanding the death or incapacity of the shareholder giving the proxy and despite the revocation of the proxy or the revocation of the authority under which the proxy is given, unless notice in writing of that death, incapacity or revocation is received:

(a) at the registered office of the Company, at any time up to and including the last business day before the day set for the holding of the meeting or any adjourned meeting at which the proxy is to be used; or

(b) at the meeting or any adjourned meeting by the chair of the meeting or adjourned meeting, before any vote in respect of which the proxy has been given has been taken.

**Form of Proxy**

12.12 A proxy, whether for a specified meeting or otherwise, must be either in the following form or in any other form approved by the directors or the chair of the meeting:

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[name of company]
(the "Company")

The undersigned, being a shareholder of the Company, hereby appoints [name] or, failing that person, [name], as proxy holder for the undersigned to attend, act and vote for and on behalf of the undersigned at the meeting of shareholders of the Company to be held on [month, day, year] and at any adjournment of that meeting.

Number of shares in respect of which this proxy is given (if no number is specified, then this proxy if given in respect of all shares registered in the name of the undersigned):

____________________

Signed [month, day, year]

____________________

[Signature of shareholder]

____________________

[Name of shareholder—printed]

**Revocation of Proxy**

12.13 Subject to §12.14, every proxy may be revoked by an instrument in writing that is received:

(a) at the registered office of the Company at any time up to and including the last business day before the day set for the holding of the meeting or any adjourned meeting at which the proxy is to be used; or

(b) at the meeting or any adjourned meeting, by the chair of the meeting or adjourned meeting, before any vote in respect of which the proxy has been given has been taken.

**Revocation of Proxy Must Be Signed**

12.14 An instrument referred to in §12.13 must be signed as follows:

(a) if the shareholder for whom the proxy holder is appointed is an individual, the instrument must be signed by the shareholder or the shareholder's legal personal representative or trustee in bankruptcy;

(b) if the shareholder for whom the proxy holder is appointed is a corporation, the instrument must be signed by the corporation or by a representative appointed for the corporation under §12.5.

**Production of Evidence of Authority to Vote**

12.15 The chair of any meeting of shareholders may, but need not, inquire into the authority of any person to vote at the meeting and may, but need not, demand from that person production of evidence as to the existence of the authority to vote.

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## PART 13

## DIRECTORS

**First Directors; Number of Directors**

13.1 The first directors are the persons designated as directors of the Company in the Notice of Articles that applies to the Company when it is recognized under the Act. The number of directors, excluding additional directors appointed under §14.8, is set at:

(a) subject to §(b) and §(c), the number of directors that is equal to the number of the Company's first directors;

(b) if the Company is a public company, the greater of three and the most recently set of:

(i) the number of directors set by a resolution of the directors (whether or not previous notice of the resolution was given); and

(ii) the number of directors in office pursuant to §14.4;

(c) if the Company is not a public company, the most recently set of:

(i) the number of directors set by a resolution of the directors (whether or not previous notice of the resolution was given); and

(ii) the number of directors in office pursuant to §14.4.

**Change in Number of Directors**

13.2 If the number of directors is set under §13.1(b)(i) or §13.1(c)(i):

(a) the shareholders may elect or appoint the directors needed to fill any vacancies in the board of directors up to that number; or

(b) if the shareholders do not elect or appoint the directors needed to fill any vacancies in the board of directors up to that number then the directors, subject to §14.8, may appoint directors to fill those vacancies.

**Directors' Acts Valid Despite Vacancy**

13.3 An act or proceeding of the directors is not invalid merely because fewer than the number of directors set or otherwise required under these Articles is in office.

**Qualifications of Directors**

13.4 A director is not required to hold a share as qualification for his or her office but must be qualified as required by the Act to become, act or continue to act as a director.

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**Remuneration of Directors**

13.5 The directors are entitled to the remuneration for acting as directors, if any, as the directors may from time to time determine. If the directors so decide, the remuneration of the directors, if any, will be determined by the shareholders.

**Reimbursement of Expenses of Directors**

13.6 The Company must reimburse each director for the reasonable expenses that he or she may incur in and about the business of the Company.

**Special Remuneration for Directors**

13.7 If any director performs any professional or other services for the Company that in the opinion of the directors are outside the ordinary duties of a director, he or she may be paid remuneration fixed by the directors, or at the option of the directors, fixed by ordinary resolution, and such remuneration will be in addition to any other remuneration that he or she may be entitled to receive.

**Gratuity, Pension or Allowance on Retirement of Director**

13.8 Unless otherwise determined by ordinary resolution, the directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any director who has held any salaried office or place of profit with the Company or to his or her spouse or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

## PART 14

## ELECTION AND REMOVAL OF DIRECTORS

**Election at Annual General Meeting**

14.1 At every annual general meeting and in every unanimous resolution contemplated by §10.2:

(a) the shareholders entitled to vote at the annual general meeting for the election of directors must elect, or in the unanimous resolution appoint, a board of directors consisting of the number of directors for the time being set under these Articles; and

(b) all the directors cease to hold office immediately before the election or appointment of directors under §(a), but are eligible for re-election or re-appointment.

**Consent to be a Director**

14.2 No election, appointment or designation of an individual as a director is valid unless:

(a) that individual consents to be a director in the manner provided for in the Act;

(b) that individual is elected or appointed at a meeting at which the individual is present and the individual does not refuse, at the meeting, to be a director; or

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L EGAL _24557073 . 1 - 21 - (c) with respect to first directors, the designation is otherwise valid under the Act. Failure to Elect or Appoint Directors 14.3 If: (a) the Company fails to hold an annual general m eet in g , and all the shareholders who are entitled to vote at an annual general meeting fail to pass the unanimous resolution contemplated by † 10.2, on or before the date by which the annual general meeting is required to be held under the Act ; or (b) the shareholders fail, at the annual general meeting or in the unanimous resolution contemplated by † 10 .2 , to elect or appoint any dir ec t o r s ; then each director then in office continues to hold office until the earlier of: (c) when his or her successor is elected or a pp o int e d ; and (ct) when he or she otherwise ceases to hold office under the Act or these Atticles. Places of Retiring Directors Not Filled 4. If , at any meeting of shareholders at which there should be an election of dir ectors , the places of any of the retiring directors are not filled by that e l ec ti o n , those retiring directors who are not re elected and who are asked by the newly elected directors to continue in office will, if willing to do so, continue in office to complete the number of directors for the time being set pursuant to these Articles but their term of office shall expire when new directors are elected at a meeting of shareholders convened for that purp ose . If any such election or continuance of directors does not result in the election or continuance of the number of directors for the time being set pursuant to these Art i c l es , the number of directors of the Company is deemed to be set at the number of directors actually elected or continued in office. Directors May Fill Casual Vacancies 5. Any casual vacancy occurring in the board of directors may be filled by the directors. Remaining Directors Power to Act 6. The directors may act notwithstanding any vacancy in the board of directors , but if the Company has fewer directors in office than the number set pursuant to these Atticles as the quorum of dir ec t ors , the directors may only act for the purpose of appointing directors up to that number or of calling a meeting of shareholders for the purpose of filling any vacancies on the board of directors or, subject to the Act , for any other purpose. Shareholders May Fill Vacancies 7. If the Company has no directors or fewer directors in office than the number set pursuant to these Atticles as the quorum of dir ecto r s , the shareholders may elect or appoint directors to fil I any vacancies on the board of directors.

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**Additional Directors**

14.8 Notwithstanding §13.1 and §13.2, between annual general meetings or by unanimous resolutions contemplated by §10.2, the directors may appoint one or more additional directors, but the number of additional directors appointed under this §14.8 must not at any time exceed:

(a) one-third of the number of first directors, if, at the time of the appointments, one or more of the first directors have not yet completed their first term of office; or

(b) in any other case, one-third of the number of the current directors who were elected or appointed as directors other than under this §14.8.

Any director so appointed ceases to hold office immediately before the next election or appointment of directors under §14.1(a), but is eligible for re-election or re-appointment.

**Ceasing to be a Director**

14.9 A director ceases to be a director when:

(a) the term of office of the director expires;

(b) the director dies;

(c) the director resigns as a director by notice in writing provided to the Company or a lawyer for the Company; or

(d) the director is removed from office pursuant to §14.10 or §14.11.

**Removal of Director by Shareholders**

14.10 The Company may remove any director before the expiration of his or her term of office by special resolution. In that event, the shareholders may elect, or appoint by ordinary resolution, a director to fill the resulting vacancy. If the shareholders do not elect or appoint a director to fill the resulting vacancy contemporaneously with the removal, then the directors may appoint or the shareholders may elect, or appoint by ordinary resolution, a director to fill that vacancy.

**Removal of Director by Directors**

14.11 The directors may remove any director before the expiration of his or her term of office if the director is convicted of an indictable offence, or if the director ceases to be qualified to act as a director of a company and does not promptly resign, and the directors may appoint a director to fill the resulting vacancy.

## PART 15

## ALTERNATE DIRECTORS

**Appointment of Alternate Director**

15.1 Any director (an "appointor") may by notice in writing received by the Company appoint any person (an "appointee") who is qualified to act as a director to be his or her alternate to act in his or

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her place at meetings of the directors or committees of the directors at which the appointor is not present unless (in the case of an appointee who is not a director) the directors have reasonably disapproved the appointment of such person as an alternate director and have given notice to that effect to his or her appointor within a reasonable time after the notice of appointment is received by the Company.

**Notice of Meetings**

15.2 Every alternate director so appointed is entitled to notice of meetings of the directors and of committees of the directors of which his or her appointor is a member and to attend and vote as a director at any such meetings at which his or her appointor is not present.

**Alternate for More than One Director Attending Meetings**

15.3 A person may be appointed as an alternate director by more than one director, and an alternate director:

(a) will be counted in determining the quorum for a meeting of directors once for each of his or her appointors and, in the case of an appointee who is also a director, once more in that capacity;

(b) has a separate vote at a meeting of directors for each of his or her appointors and, in the case of an appointee who is also a director, an additional vote in that capacity;

(c) will be counted in determining the quorum for a meeting of a committee of directors once for each of his or her appointors who is a member of that committee and, in the case of an appointee who is also a member of that committee as a directors, once more in that capacity; and

(d) has a separate vote at a meeting of a committee of directors for each of his or her appointors who is a member of that committee and, in the case of an appointee who is also a member of that committee as a director, an additional vote in that capacity.

**Consent Resolutions**

15.4 Every alternate director, if authorized by the notice appointing him or her, may sign in place of his or her appointor any resolutions to be consented to in writing.

**Alternate Director an Agent**

15.5 Every alternate director is deemed to be the agent of his or her appointor.

**Revocation or Amendment of Appointment of Alternate Director**

15.6 An appointor may at any time, by notice in writing received by the Company, revoke or amend the terms of the appointment of an alternate director appointed by him or her.

**Ceasing to be an Alternate Director**

15.7 The appointment of an alternate director ceases when:

(a) his or her appointor ceases to be a director and is not promptly re-elected or re-appointed;

(b) the alternate director dies;

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(c) the alternate director resigns as an alternate director by notice in writing provided to the Company or a lawyer for the Company;

(d) the alternate director ceases to be qualified to act as a director; or

(e) the term of his appointment expires, or his or her appointor revokes the appointment of the alternate directors.

**Remuneration and Expenses of Alternate Director**

15.8 The Company may reimburse an alternate director for the reasonable expenses that would be properly reimbursed if he or she were a director, and the alternate director is entitled to receive from the Company such proportion, if any, of the remuneration otherwise payable to the appointor as the appointor may from time to time direct.

## PART 16

## POWERS AND DUTIES OF DIRECTORS

**Powers of Management**

16.1 The directors must, subject to the Act and these Articles, manage or supervise the management of the business and affairs of the Company and have the authority to exercise all such powers of the Company as are not, by the Act or by these Articles, required to be exercised by the shareholders of the Company. Notwithstanding the generality of the foregoing, the directors may set the remuneration of the auditor of the Company.

**Appointment of Attorney of Company**

16.2 The directors may from time to time, by power of attorney or other instrument, under seal if so required by law, appoint any person to be the attorney of the Company for such purposes, and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the directors under these Articles and excepting the power to fill vacancies in the board of directors, to remove a director, to change the membership of, or fill vacancies in, any committee of the directors, to appoint or remove officers appointed by the directors and to declare dividends) and for such period, and with such remuneration and subject to such conditions as the directors may think fit. Any such power of attorney may contain such provisions for the protection or convenience of persons dealing with such attorney as the directors think fit. Any such attorney may be authorized by the directors to sub-delegate all or any of the powers, authorities and discretions for the time being vested in him or her.

## PART 17

## INTERESTS OF DIRECTORS AND OFFICERS

**Obligation to Account for Profits**

17.1 A director or senior officer who holds a disclosable interest (as that term is used in the Act) in a contract or transaction into which the Company has entered or proposes to enter is liable to

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account to the Company for any profit that accrues to the director or senior officer under or as a result of the contract or transaction only if and to the extent provided in the Act.

**Restrictions on Voting by Reason of Interest**

17.2 A director who holds a disclosable interest in a contract or transaction into which the Company has entered or proposes to enter is not entitled to vote on any directors' resolution to approve that contract or transaction, unless all the directors have a disclosable interest in that contract or transaction, in which case any or all of those directors may vote on such resolution.

**Interested Director Counted in Quorum**

17.3 A director who holds a disclosable interest in a contract or transaction into which the Company has entered or proposes to enter and who is present at the meeting of directors at which the contract or transaction is considered for approval may be counted in the quorum at the meeting whether or not the director votes on any or all of the resolutions considered at the meeting.

**Disclosure of Conflict of Interest or Property**

17.4 A director or senior officer who holds any office or possesses any property, right or interest that could result, directly or indirectly, in the creation of a duty or interest that materially conflicts with that individual's duty or interest as a director or senior officer, must disclose the nature and extent of the conflict as required by the Act.

**Director Holding Other Office in the Company**

17.5 A director may hold any office or place of profit with the Company, other than the office of auditor of the Company, in addition to his or her office of director for the period and on the terms (as to remuneration or otherwise) that the directors may determine.

**No Disqualification**

17.6 No director or intended director is disqualified by his or her office from contracting with the Company either with regard to the holding of any office or place of profit the director holds with the Company or as vendor, purchaser or otherwise, and no contract or transaction entered into by or on behalf of the Company in which a director is in any way interested is liable to be voided for that reason.

**Professional Services by Director or Officer**

17.7 Subject to the Act, a director or officer, or any person in which a director or officer has an interest, may act in a professional capacity for the Company, except as auditor of the Company, and the director or officer or such person is entitled to remuneration for professional services as if that director or officer were not a director or officer.

**Director or Officer in Other Corporations**

17.8 A director or officer may be or become a director, officer or employee of, or otherwise interested in, any person in which the Company may be interested as a shareholder or otherwise, and, subject to the Act, the director or officer is not accountable to the Company for any remuneration or other benefits received by him or her as director, officer or employee of, or from his or her interest in, such other person.

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## PART 18

## PROCEEDINGS OF DIRECTORS

**Meetings of Directors**

18.1 The directors may meet together for the conduct of business, adjourn and otherwise regulate their meetings as they think fit, and meetings of the directors held at regular intervals may be held at the place, at the time and on the notice, if any, as the directors may from time to time determine.

**Voting at Meetings**

18.2 Questions arising at any meeting of directors are to be decided by a majority of votes and, in the case of an equality of votes, the chair of the meeting has a second or casting vote.

**Chair of Meetings**

18.3 The following individual is entitled to preside as chair at a meeting of directors:

(a) the chair of the board, if any;

(b) in the absence of the chair of the board, the president, if any, if the president is a director; or

(c) any other director chosen by the directors if:

(i) neither the chair of the board nor the president, if a director, is present at the meeting within 15 minutes after the time set for holding the meeting;

(ii) neither the chair of the board nor the president, if a director, is willing to chair the meeting; or

(iii) the chair of the board and the president, if a director, have advised the secretary, if any, or any other director, that they will not be present at the meeting.

**Meetings by Telephone or Other Communications Medium**

18.4 A director may participate in a meeting of the directors or of any committee of the directors:

(a) in person; or

(b) by telephone or by other communications medium if all directors participating in the meeting, whether in person or by telephone or other communications medium, are able to communicate with each other.

A director who participates in a meeting in a manner contemplated by this §18.4 is deemed for all purposes of the Act and these Articles to be present at the meeting and to have agreed to participate in that manner.

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**Calling of Meetings**

18.5 A director may, and the secretary or an assistant secretary of the Company, if any, on the request of a director must, call a meeting of the directors at any time.

**Notice of Meetings**

18.6 Other than for meetings held at regular intervals as determined by the directors pursuant to §18.1, 48 hours' notice or such lesser notice as the Chairman in his discretion determines, acting reasonably, is appropriate in any unusual circumstances of each meeting of the directors, specifying the place, day and time of that meeting must be given to each of the directors by any method set out in §24.1 or orally or by telephone.

**When Notice Not Required**

18.7 It is not necessary to give notice of a meeting of the directors to a director if:

(a) the meeting is to be held immediately following a meeting of shareholders at which that director was elected or appointed, or is the meeting of the directors at which that director is appointed; or

(b) the director has waived notice of the meeting.

**Meeting Valid Despite Failure to Give Notice**

18.8 The accidental omission to give notice of any meeting of directors to, or the non-receipt of any notice by, any director, does not invalidate any proceedings at that meeting.

**Waiver of Notice of Meetings**

18.9 Any director may send to the Company a document signed by him or her waiving notice of any past, present or future meeting or meetings of the directors and may at any time withdraw that waiver with respect to meetings held after that withdrawal. After sending a waiver with respect to all future meetings and until that waiver is withdrawn, no notice of any meeting of the directors need be given to that director and all meetings of the directors so held are deemed not to be improperly called or constituted by reason of notice not having been given to such director. Attendance of a director or alternate director at a meeting of the directors is a waiver of notice of the meeting unless that director or alternate director attends the meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

**Quorum**

18.10 The quorum necessary for the transaction of the business of the directors may be set by the directors and, if not so set, is deemed to be a majority of the directors or, if the number of directors is set at one, is deemed to be set at one director, and that director may constitute a meeting.

**Validity of Acts Where Appointment Defective**

18.11 Subject to the Act, an act of a director or officer is not invalid merely because of an irregularity in the election or appointment or a defect in the qualification of that director or officer.

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**Consent Resolutions in Writing**

18.12 A resolution of the directors or of any committee of the directors may be passed without a meeting:

(a) in all cases, if each of the directors entitled to vote on the resolution consents to it in writing; or

(b) in the case of a resolution to approve a contract or transaction in respect of which a director has disclosed that he or she has or may have a disclosable interest, if each of the other directors who have not made such a disclosure consents in writing to the resolution.

A consent in writing under this §18.12 may be by signed document, fax, email or any other method of transmitting legibly recorded messages. A consent in writing may be in two or more counterparts which together are deemed to constitute one consent in writing. A resolution of the directors or of any committee of the directors passed in accordance with this §18.12 is effective on the date stated in the consent in writing or on the latest date stated on any counterpart and is deemed to be a proceeding at a meeting of directors or of the committee of the directors and to be as valid and effective as if it had been passed at a meeting of the directors or of the committee of the directors that satisfies all the requirements of the Act and all the requirements of these Articles relating to meetings of the directors or of a committee of the directors.

## PART 19

## EXECUTIVE AND OTHER COMMITTEES

**Appointment and Powers of Executive Committee**

19.1 The directors may, by resolution, appoint an executive committee consisting of the director or directors that they consider appropriate, and this committee has, during the intervals between meetings of the board of directors, all of the directors' powers, except:

(a) the power to fill vacancies in the board of directors;

(b) the power to remove a director;

(c) the power to change the membership of, or fill vacancies in, any committee of the directors; and

(d) such other powers, if any, as may be set out in the resolution or any subsequent directors' resolution.

**Appointment and Powers of Other Committees**

19.2 The directors may, by resolution:

(a) appoint one or more committees (other than the executive committee) consisting of the director or directors that they consider appropriate;

(b) delegate to a committee appointed under §(a) any of the directors' powers, except:

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(i) the power to fill vacancies in the board of directors;

(ii) the power to remove a director;

(iii) the power to change the membership of, or fill vacancies in, any committee of the directors; and

(iv) the power to appoint or remove officers appointed by the directors; and

(c) make any delegation referred to in §(b) subject to the conditions set out in the resolution or any subsequent directors' resolution.

**Obligations of Committees**

19.3 Any committee appointed under §19.1 or §19.2, in the exercise of the powers delegated to it, must:

(a) conform to any rules that may from time to time be imposed on it by the directors; and

(b) report every act or thing done in exercise of those powers at such times as the directors may require.

**Powers of Board**

19.4 The directors may, at any time, with respect to a committee appointed under §19.1 or §19.2:

(a) revoke or alter the authority given to the committee, or override a decision made by the committee, except as to acts done before such revocation, alteration or overriding;

(b) terminate the appointment of, or change the membership of, the committee; and

(c) fill vacancies in the committee.

**Committee Meetings**

19.5 Subject to §19.3(a) and unless the directors otherwise provide in the resolution appointing the committee or in any subsequent resolution, with respect to a committee appointed under §19.1 or §19.2:

(a) the committee may meet and adjourn as it thinks proper;

(b) the committee may elect a chair of its meetings but, if no chair of a meeting is elected, or if at a meeting the chair of the meeting is not present within 15 minutes after the time set for holding the meeting, the directors present who are members of the committee may choose one of their number to chair the meeting;

(c) a majority of the members of the committee constitutes a quorum of the committee; and

(d) questions arising at any meeting of the committee are determined by a majority of votes of the members present, and in case of an equality of votes, the chair of the meeting does not have a second or casting vote.

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## PART 20

## OFFICERS

### Directors May Appoint Officers

20.1 The directors may, from time to time, appoint such officers, if any, as the directors determine and the directors may, at any time, terminate any such appointment.

### Functions, Duties and Powers of Officers

20.2 The directors may, for each officer:

(a) determine the functions and duties of the officer;

(b) entrust to and confer on the officer any of the powers exercisable by the directors on such terms and conditions and with such restrictions as the directors think fit; and

(c) revoke, withdraw, alter or vary all or any of the functions, duties and powers of the officer.

### Qualifications

20.3 No person may be appointed as an officer unless that person is qualified in accordance with the Act. One person may hold more than one position as an officer of the Company. Any person appointed as the chair of the board or as a managing director must be a director. Any other officer need not be a director.

### Remuneration and Terms of Appointment

20.4 All appointments of officers are to be made on the terms and conditions and at the remuneration (whether by way of salary, fee, commission, participation in profits or otherwise) that the directors thinks fit and are subject to termination at the pleasure of the directors, and an officer may in addition to such remuneration be entitled to receive, after he or she ceases to hold such office or leaves the employment of the Company, a pension or gratuity.

## PART 21

## INDEMNIFICATION

### Definitions

21.1 In this Part 21:

(a) "**eligible party**", in relation to a company, means an individual who:

(i) is or was a director, alternate director or officer of the Company;

(ii) is or was a director, alternate director or officer of another corporation

(A) at a time when the corporation is or was an affiliate of the Company, or

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(B) at the request of the Company; or

(iii) at the request of the Company, is or was, or holds or held a position equivalent to that of, a director, alternate director or officer of a partnership, trust, joint venture or other unincorporated entity;

and includes, except in the definition of "eligible proceeding", and §163(1)(c) and (d) and §165 of the Act, the heirs and personal or other legal representatives of that individual;

(b) "**eligible penalty**" means a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding;

(c) "**eligible proceeding**" means a proceeding in which an eligible party or any of the heirs and personal or other legal representatives of the eligible party, by reason of the eligible party being or having been a director, alternate director or officer of, or holding or having held a position equivalent to that of a director, alternate director or officer of, the Company or an associated corporation

(i) is or may be joined as a party; or

(ii) is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding;

(d) "**expenses**" has the meaning set out in the Act and includes costs, charges and expenses, including legal and other fees, but does not include judgments, penalties, fines or amounts paid in settlement of a proceeding; and

(e) "**proceeding**" includes any legal proceeding or investigative action, whether current, threatened, pending or completed.

**Mandatory Indemnification of Eligible Parties**

21.2 Subject to the Act, the Company must indemnify each eligible party and the heirs and legal personal representatives of each eligible party against all eligible penalties to which such person is or may be liable, and the Company must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each eligible party is deemed to have contracted with the Company on the terms of the indemnity contained in this §21.2.

**Indemnification of Other Persons**

21.3 Subject to any restrictions in the Act, the Company may agree to indemnify and may indemnify any person (including an eligible party) against eligible penalties and pay expenses incurred in connection with the performance of services by that person for the Company.

**Authority to Advance Expenses**

21.4 The Company may advance expenses to an eligible party to the extent permitted by and in accordance with the Act.

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**Non-Compliance with Act**

21.5 Subject to the Act, the failure of an eligible party of the Company to comply with the Act or these Articles or, if applicable, any former *Companies Act* or former Articles does not, of itself, invalidate any indemnity to which he or she is entitled under this Part 21.

**Company May Purchase Insurance**

21.6 The Company may purchase and maintain insurance for the benefit of any eligible party (or the heirs or legal personal representatives of any eligible party) against any liability incurred by any eligible party.

## PART 22

## DIVIDENDS

**Payment of Dividends Subject to Special Rights**

22.1 The provisions of this Part 22 are subject to the rights, if any, of shareholders holding shares with special rights as to dividends.

**Declaration of Dividends**

22.2 Subject to the Act, the directors may from time to time declare and authorize payment of such dividends as they may deem advisable.

**No Notice Required**

22.3 The directors need not give notice to any shareholder of any declaration under §22.2.

**Record Date**

22.4 The directors must set a date as the record date for the purpose of determining shareholders entitled to receive payment of a dividend. The record date must not precede the date on which the dividend is to be paid by more than two months.

**Manner of Paying Dividend**

22.5 A resolution declaring a dividend may direct payment of the dividend wholly or partly in money or by the distribution of specific assets or of fully paid shares or of bonds, debentures or other securities of the Company or any other corporation, or in any one or more of those ways.

**Settlement of Difficulties**

22.6 If any difficulty arises in regard to a distribution under §22.5, the directors may settle the difficulty as they deem advisable, and, in particular, may:

(a) set the value for distribution of specific assets;

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(b) determine that money in substitution for all or any part of the specific assets to which any shareholders are entitled may be paid to any shareholders on the basis of the value so fixed in order to adjust the rights of all parties; and

(c) vest any such specific assets in trustees for the persons entitled to the dividend.

**When Dividend Payable**

22.7 Any dividend may be made payable on such date as is fixed by the directors.

**Dividends to be Paid in Accordance with Number of Shares**

22.8 All dividends on shares of any class or series of shares must be declared and paid according to the number of such shares held.

**Receipt by Joint Shareholders**

22.9 If several persons are joint shareholders of any share, any one of them may give an effective receipt for any dividend, bonus or other money payable in respect of the share.

**Dividend Bears No Interest**

22.10 No dividend bears interest against the Company.

**Fractional Dividends**

22.11 If a dividend to which a shareholder is entitled includes a fraction of the smallest monetary unit of the currency of the dividend, that fraction may be disregarded in making payment of the dividend and that payment represents full payment of the dividend.

**Payment of Dividends**

22.12 Any dividend or other distribution payable in money in respect of shares may be paid by cheque, made payable to the order of the person to whom it is sent, and mailed to the registered address of the shareholder, or in the case of joint shareholders, to the registered address of the joint shareholder who is first named on the central securities register, or to the person and to the address the shareholder or joint shareholders may direct in writing. The mailing of such cheque will, to the extent of the sum represented by the cheque (plus the amount of the tax required by law to be deducted), discharge all liability for the dividend unless such cheque is not paid on presentation or the amount of tax so deducted is not paid to the appropriate taxing authority.

**Capitalization of Retained Earnings or Surplus**

22.13 Notwithstanding anything contained in these Articles, the directors may from time to time capitalize any retained earnings or surplus of the Company and may from time to time issue, as fully paid, shares or any bonds, debentures or other securities of the Company as a dividend representing the retained earnings or surplus so capitalized or any part thereof.

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## PART 23

## ACCOUNTING RECORDS AND AUDITOR

**Recording of Financial Affairs**

23.1 The directors must cause adequate accounting records to be kept to record properly the financial affairs and condition of the Company and to comply with the Act.

**Inspection of Accounting Records**

23.2 Unless the directors determine otherwise, or unless otherwise determined by ordinary resolution, no shareholder of the Company is entitled to inspect or obtain a copy of any accounting records of the Company.

## PART 24

## NOTICES

**Method of Giving Notice**

24.1 Unless the Act or these Articles provide otherwise, a notice, statement, report or other record required or permitted by the Act or these Articles to be sent by or to a person may be sent by:

(a) mail addressed to the person at the applicable address for that person as follows:

(i) for a record mailed to a shareholder, the shareholder's registered address;

(ii) for a record mailed to a director or officer, the prescribed address for mailing shown for the director or officer in the records kept by the Company or the mailing address provided by the recipient for the sending of that record or records of that class;

(iii) in any other case, the mailing address of the intended recipient;

(b) delivery at the applicable address for that person as follows, addressed to the person:

(i) for a record delivered to a shareholder, the shareholder's registered address;

(ii) for a record delivered to a director or officer, the prescribed address for delivery shown for the director or officer in the records kept by the Company or the delivery address provided by the recipient for the sending of that record or records of that class;

(iii) in any other case, the delivery address of the intended recipient;

(c) sending the record by fax to the fax number provided by the intended recipient for the sending of that record or records of that class;

(d) sending the record by email to the email address provided by the intended recipient for the sending of that record or records of that class;

(e) physical delivery to the intended recipient.

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**Deemed Receipt of Mailing**

24.2 A notice, statement, report or other record that is:

(a) mailed to a person by ordinary mail to the applicable address for that person referred to in §24.1 is deemed to be received by the person to whom it was mailed on the day (Saturdays, Sundays and holidays excepted) following the date of mailing;

(b) faxed to a person to the fax number provided by that person referred to in §24.1 is deemed to be received by the person to whom it was faxed on the day it was faxed; and

(c) emailed to a person to the e-mail address provided by that person referred to in §24.1 is deemed to be received by the person to whom it was e-mailed on the day that it was emailed.

**Certificate of Sending**

24.3 A certificate signed by the secretary, if any, or other officer of the Company or of any other corporation acting in that capacity on behalf of the Company stating that a notice, statement, report or other record was sent in accordance with §24.1 is conclusive evidence of that fact.

**Notice to Joint Shareholders**

24.4 A notice, statement, report or other record may be provided by the Company to the joint shareholders of a share by providing such record to the joint shareholder first named in the central securities register in respect of the share.

**Notice to Legal Personal Representatives and Trustees**

24.5 A notice, statement, report or other record may be provided by the Company to the persons entitled to a share in consequence of the death, bankruptcy or incapacity of a shareholder by:

(a) mailing the record, addressed to them:

(i) by name, by the title of the legal personal representative of the deceased or incapacitated shareholder, by the title of trustee of the bankrupt shareholder or by any similar description; and

(ii) at the address, if any, supplied to the Company for that purpose by the persons claiming to be so entitled; or

(b) if an address referred to in §(a)(ii) has not been supplied to the Company, by giving the notice in a manner in which it might have been given if the death, bankruptcy or incapacity had not occurred.

**Undelivered Notices**

24.6 If on two consecutive occasions, a notice, statement, report or other record is sent to a shareholder pursuant to §24.1 and on each of those occasions any such record is returned because the shareholder cannot be located, the Company shall not be required to send any further records to the shareholder until the shareholder informs the Company in writing of his or her new address.

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- 36 - PART25 SEAL Who May Attest Seal 1. Except as provided in † 25.2 and † 25.3, the Co mpan y ' s sea l , if any, must not be impressed on any record except when that impression is attested by the signatures of: (a) any two dir ec t o r s ; (b) any officer, together with any dir ecto r ; (c) if the Company only has one dir ecto r , that dir ector ; or (d) any one or more directors or officers or persons as may be determined by the directors. Seali n g Copies 2. For the purpose of certifying under seal a ce11ificate of incumbency of the directors or officers of the Company or a true copy of any reso lu tion or other d oc um e nt , despite † 25 . 1 , the impr e s s i o n of the sea l may be attested by the signature of any director or of fic e r or the signature of any other person as may be determined by the directors. Mechanical Reproduction of Sea l 3. The directors may authorize the seal to be impressed by third parties on hare certificate or b o nd s , debenture or other ecurities of the Company as they may determ in e appropriate from time to time. To enable the seal to be impressed on any share ce11ificates or b o nd s , debentures or other s ec uriti es of the Co mpan y , whether in definitive or interim form, on which facsimi l es of any of the i g n at ur e , of the directors or officers of the Company a r e , in accordance with the Act or these A 1 1 i c l e s , printed or otherwise mechanically reproduced , there may be delivered to t h e person employed to engrave, li thograph or print such defin i tive or interim share certificates or bonds , debentures or other ecuritie one or more un - mounted dies reproducing the sea l and such persons as are authorized under † 25.1 to attest the Company's seal may in writ in g authorize such person to cause the sea l to be impressed on such defi n itive or interim hare ce11ificates or bonds , debentures or other securities by the use of such dies. Share ce11ificates or bonds , debentures or other securities to which the seal ha been so impressed are for a ll purposes deemed to be under and to bear the sea l impressed on them. Amended and Restated Date: October 29, 2015 LEGAL _ 24557 0 73 . l

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New Part 26 added by shareholders' annual general and special meeting held on March 27, 2018 and a Notice of Alteration filed with the BC Registries on April 9, 2018 at 11:11 AM Pacific Time.

## PART 26

## SPECIAL RIGHTS AND RESTRICTIONS OF THE PREFERRED SHARES

**Preferred Shares issuable in series**

26.1 The Preferred Shares may include one or more series and, subject to the Business Corporations Act, the directors may, by resolution, if none of the shares of any particular series are issued, alter the Articles of the Company and authorize the alteration of the Notice of Articles of the Company, as the case may be, to do one or more of the following:

(a) determine the maximum number of shares of that series that the Company is authorized to issue, determine that there is no such maximum number, or alter any such determination;

(b) create an identifying name for the shares of that series, or alter any such identifying name; and

(c) attach special rights or restrictions to the shares of that series, including, but without limiting or restricting the generality of the foregoing, the rate or amount of dividends (whether cumulative, non-cumulative or partially cumulative), the dates and places of payment thereof, the consideration for, and the terms and conditions of, any purchase for cancellation or redemption thereof (including redemption after a fixed term or at a premium), conversion or exchange rights, the terms and conditions of any share purchase plan or sinking fund, restrictions respecting payment of dividends on, or the repayment of capital in respect of, any other share of the Company and voting rights and restrictions; or alter any such special rights or restrictions; but no such special rights or restriction shall contravene any other provision of this Part 26.

**Dissolution or Winding up**

26.2 The holders of Preferred Shares shall be entitled, on the liquidation or dissolution of the Company, whether voluntary or involuntary, or on any other distribution of its assets among its shareholders for the purpose of winding up its affairs, to receive, before any distribution is made to the holders of common shares or any other shares of the Company ranking junior to the Preferred Shares with respect to the repayment of capital on the liquidation or dissolution of the Company, whether voluntary or involuntary, or on any other distribution of its assets among its shareholders for the purpose of winding up its affairs, the amount paid up with respect to each Preferred Share held by them, together with the fixed premium (if any) thereon, all accrued and unpaid cumulative dividends (if any and if preferential) thereon, which for such purpose shall be calculated as if such dividends were accruing on a day-to- day basis up to the date of such distribution, whether or not earned or declared, and all declared and unpaid non-cumulative dividends (if any and if preferential) thereon. After payment to the holders of the Preferred Shares of the amounts so payable to them, they shall not, as such, be entitled to share in any further distribution of the property or assets of the Company, except as specifically provided in the special rights and restrictions attached to any particular series. All assets remaining after payment to the holders of Preferred Shares as aforesaid shall be distributed rateably among the holders of the common shares.

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LEGAL_24557073 . 1 - 38 - Voting Right 26 . 3 Except for such rights relating to the election of directors on a default in payment of dividends as may be attached to any series of the Preferred Shares by the directors or in connection with convertible preferred shares, holders of Preferred Shares shall not be entitled, as such, to receive notice of, or to attend or vote at, any general meeting of shareholders of the Company .

319406.00024/309667490.3 PART 27 SPECIAL RIGHTS AND RESTRICTIONS ATTACHING TO THE SERIES A - 1 CONVERTIBLE PREFERRED SHARES The Series A - 1 Convertible Preferred Shares (the “A - 1 Preferred Shares”) of the Company shall have the rights and restrictions set forth below. 27.1 Definitions. For the purposes of this Section 27, the following terms shall have the following meanings: “ A - 1 Holder ” shall mean, from time to time, a registered holder of an outstanding A - 1 Preferred Share as set out on the central securities register of the Company. “ A - 1 Preferred Shares ” shall have the meaning set forth above. “ Affiliate ” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 of the United States Securities Act of 1933 , as amended, and the rules and regulations promulgated thereunder . “ Alternate Consideratio n” shall have the meaning set forth in Section 27.7(b). “ Attribution Parties ” shall have the meaning set forth in Section 27.6(c). “ BCBCA ” means the Business Corporations Act (British Columbia), as amended from time to time. “ Beneficial Ownership Limitation ” shall have the meaning set forth in Section 27.6(c). “ Business Da y” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in Canada or any day on which banking institutions in the Province of Ontario are authorized or required by law or other governmental action to close . “ Common Shares ” means the Company’s common shares, no par value, and stock of any other class of securities into which such securities may hereafter be reclassified or changed . “ Conversion Amount ” means, with respect to any A - 1 Preferred Share to be converted, the sum of (a) the Stated Value of such A - 1 Preferred Share, (b) a return equal to 10 % of the Stated Value per annum from the Original Issue Date of such A - 1 Preferred Share ; and (c) all other amounts due in respect of such A - 1 Preferred Share . “ Conversion Date ” shall have the meaning set forth in Section 27 . 6 (a) . “ Conversion Pric e” means US $ 3 . 445 per Common Share . Part 27 deleted in its entirety and replaced with this Part 27 Approved by Directors: October 30, 2024 Effective : October 30, 2024

319406.00024/309667490.3 - 2 - “ Conversion Shares ” means, collectively, the Common Shares issuable upon conversion of the A - 1 Preferred Shares in accordance with the terms hereof . “ Distribution ” shall have the meaning set forth in Section 27.3. “ Exchange Act ” means the Securities Exchange Act of 1934 , as amended, and the rules and regulations promulgated thereunder . “ Fundamental Transaction ” shall have the meaning set forth in Section 27.7(b). “ Junior Securities ” shall have the meaning set forth in Section 27 . 227 . 2 (b) . “ Liquidation ” shall have the meaning set forth in Section 27 . 5 (a) . “ Liquidation Amount ” means, with respect to any A - 1 Preferred Share, the sum of (a) the Stated Value of such A - 1 Preferred Share, (b) a return equal to 10 % of the Stated Value per annum from the Original Issue Date of such A - 1 Preferred Share ; and (c) all other amounts due in respect of such A - 1 Preferred Share . “ Notice of Conversion ” shall have the meaning set forth in Section 27 . 6 (a) and be substantially in the form set forth in Schedule 27 . 6 (a) . “ Optional Redemption ” shall have the meaning set forth in Section 27.8(a). “ Optional Redemption Amount ” means, with respect to any A - 1 Preferred Share, the sum of (a) the Stated Value of such A - 1 Preferred Share, (b) a return equal to 10 % of the Stated Value per annum from the Original Issue Date of such A - 1 Preferred Share ; and (c) all other amounts due in respect of such A - 1 Preferred Share . “ Optional Redemption Date ” shall have the meaning set forth in Section 27 . 8 (a) . “ Optional Redemption Notice Date ” shall have the meaning set forth in Section 27 . 8 (a) . “ Original Issue Date ” means, with respect to any A - 1 Preferred Share, the date of the first issuance of such A - 1 Preferred Share regardless of the number of transfers of any particular A - 1 Preferred Share and regardless of the number of certificates, if any, or other evidence which may be issued to represent such A - 1 Preferred Share . “ Person ” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind . “ Stated Value ” shall have the meaning set forth in Section 27 . 2 (a) . “ Successor Entity ” shall have the meaning set forth in Section 27 . 7 (b) . “ Trading Day ” means a day on which the principal Trading Market is open for business.

319406.00024/309667490.3 - 3 - “ Trading Market ” means the Nasdaq Capital Market (or any of its successors, or any other stock exchange or over - the - counter securities trading market on which the Common Shares may be listed or quoted for trading where the majority of trading occurs, from time to time) . “ Transfer Agent ” means Computershare Investor Services Inc . , the current transfer agent of the Company with a mailing address of 100 University Avenue, 8 th Floor, Toronto, Ontario M 5 J 2 Y 1 Canada and phone number of + 1 (800) 564 - 6253 , and any successor thereto . “ US $ ” means the lawful currency of the United States . 27.2 Designation, Number, Par Value and Rank. (a) The series of preferred shares shall be designated as Series A - 1 Convertible Preferred Shares and the number of shares of such series so designated shall be 500 A - 1 Preferred Shares, which shall not be subject to increase without the written consent of all of the A - 1 Holders . Each A - 1 Preferred Share shall have no par value and a stated value equal to US $ 10 , 000 (the “ Stated Value ”) . The A - 1 Preferred Shares shall be issued and maintained as uncertificated securities on the books and records of the Company . (b) The A - 1 Preferred Shares rank, with respect to redemption payments, rights (including as to the distribution of assets) upon liquidation, dissolution or winding - up of the Company, or otherwise, senior in preference and priority to the Common Shares and each other class or series of shares (collectively with the Common Shares, the “ Junior Securities ”), provided, however that no series of preferred shares of the Company shall have a priority in respect of return of capital (whether on dissolution of the Company or on the occurrence of any other event that entitles holders of shares of a series of preferred shares to a return of capital) over any other series of preferred shares then outstanding . If any return of capital in respect of any series of preferred shares are not paid in full, all series of preferred shares shall participate rateably in respect of any repayment of capital in accordance with the sums that would be payable on such repayment of capital if all sums so payable were paid in full . 27 . 3 Dividends ; Pro Rata Distributions . The A - 1 Preferred Shares shall not be entitled to receive dividends (if any) unless declared by the directors of the Company, acting in their sole and absolute discretion . During such time as the A - 1 Preferred Shares are outstanding, if the Company declares or makes any dividend or other distribution of its assets (or rights to acquire its assets) to holders of Common Shares, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “ Distribution ”), at any time after the issuance of these A - 1 Preferred Shares, then, in each such case, an A - 1 Holder shall be entitled to participate in such Distribution to the same extent that the A - 1 Holder would have participated therein if the A - 1 Holder had held the number of Common Shares acquirable upon conversion of the A - 1 Holder’s A - 1 Preferred Shares in full (without regard to any limitations on conversion hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the record date for such Distribution, or, if no record date is declared, the record date as of which the holders of Common Shares are to be determined for the participation in such Distribution (provided, however, to the extent that the A - 1 Holder’s right to participate in any such Distribution would result in the A - 1 Holder exceeding the Beneficial Ownership Limitation, then the A - 1

319406.00024/309667490.3 - 4 - Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any Common Shares as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the A - 1 Holder until such time, if ever, as its right thereto would not result in the A - 1 Holder exceeding the Beneficial Ownership Limitation, and, upon request in connection with a Distribution, the A - 1 Holder will provide the Company with accurate information with respect to such A - 1 Holder’s current beneficial ownership of Common Shares for the purposes of not breaching the Beneficial Ownership Limitation) . 4. Voting Rights . The A - 1 Preferred Shares shall not have the right to vote on any matters except as required by law, including under the BCBCA . Where such vote is required by law, as of any record date or other determination date, each A - 1 Holder shall be entitled to the number of votes such A - 1 Holder would have been entitled to if all A - 1 Preferred Shares held by such A - 1 Holder on such date had been converted into Common Shares on the applicable record date . 5. Liquidation. (a) In the event of any liquidation, dissolution or winding - up of the Company, whether voluntary or involuntary (a “ Liquidation ”), A - 1 Holders shall be entitled to be paid out of the assets of the Company legally available for distribution to the Company’s shareholders, before any distribution or payment may be made to the holder of any Junior Securities, an amount in cash equal to the Liquidation Amount of all A - 1 Preferred Shares held by such A - 1 Holder, plus all declared but unpaid dividends on all such A - 1 Preferred Shares . If amounts payable on a Liquidation, or on the occurrence of any other event that entitles the shareholders holding all series of preferred shares to be paid out of the assets of the Company legally available for distribution to the Company’s shareholders, including a return of capital, are not paid in full, the shares of all series of preferred shares must participate rateably in such distribution . (b) After payment to the A - 1 Holders of the Liquidation Amount to which they are entitled in full, such A - 1 Holders, as such, will have no right or claim to any of the assets of the Company. (c) The value of any property not consisting of cash that is distributed by the Company to the A - 1 Holders will equal the fair market value thereof (as determined in good faith by the board) on the date of distribution . (d) No holder of Junior Securities shall receive any cash upon a Liquidation unless the full Liquidation Amount to which the A - 1 Holders are entitled has been paid in cash. (e) For the avoidance of doubt, a Fundamental Transaction or change of control shall not be treated as a Liquidation for the purpose of this Section (unless in connection therewith, the liquidation, dissolution or winding up of the Company is specifically approved), but shall be treated as provided in Section 27 . 7 (c) hereof . 27.6 Conversion. (a) Conversions at Option of A - 1 Holder . Each A - 1 Preferred Share shall be convertible at any time after the Original Issue Date at A - 1 Holder’s option into that number of Common Shares (subject to

319406.00024/309667490.3 - 5 - the limitation set forth in Section 27 . 6 (c)) determined by dividing the applicable Conversion Amount by the Conversion Price . A - 1 Holders shall effect conversions by providing the Company with a written election (a “ Notice of Conversion ”) . Each Notice of Conversion shall specify the number of Common Shares beneficially owned prior to the conversion at issue, the number of A - 1 Preferred Shares to be converted, the number of A - 1 Preferred Shares owned prior to the conversion at issue, the number of A - 1 Preferred Shares owned subsequent to the conversion at issue and the date on which such conversion is to be effected, which date may not be prior to the date that such Notice of Conversion to the Company is deemed delivered hereunder (such date, the “ Conversion Date ”) . If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion to the Company is deemed delivered hereunder . The calculations and entries set forth in the Notice of Conversion shall control in the absence of manifest or mathematical error . If required by the Company, an A - 1 Holder shall deliver the certificate or other evidence representing such A - 1 Preferred Shares concurrently with the Notice of Conversion . A - 1 Preferred Shares converted into Common Shares in accordance with the terms hereof shall be cancelled and shall not be reissued . By reason of the provisions of this Section 27 . 6 (a), following the conversion of a portion of the A - 1 Preferred Shares, the number of A - 1 Preferred Shares available for conversion under any certificate or other physical evidence of the A - 1 Preferred Shares at any given time may be less than the amount stated on the face of the certificate or other physical evidence . Absent manifest error, following any conversion of A - 1 Preferred Shares, the remaining number of A - 1 Preferred Shares available for conversion under any certificate or other physical evidence shall be equal to the applicable number contained in the Company’s maintained for such purpose . (b) Mechanics of Conversion (i) Delivery of Conversion Shares Upon Conversion . Not later than five (5) Trading Days after each Conversion Date, the Company shall deliver, or cause to be delivered, to the converting A - 1 Holder Conversion Shares representing the number of Conversion Shares being acquired upon the conversion of the A - 1 Preferred Shares . The Company shall use its commercially reasonable efforts to deliver the Conversion Shares required to be delivered by the Company under this Section 27 . 6 through the Transfer Agent’s direct registration system . Conversion Shares may bear such legends as may be required under applicable United States and Canadian securities laws . (ii) Reservation of Shares Issuable Upon Conversion . The Company covenants that it will at all times reserve and keep available out of its authorized and unissued Common Shares for the sole purpose of issuance upon conversion of the A - 1 Preferred Shares as herein provided, free from pre - emptive rights or any other actual contingent purchase rights of Persons other than the A - 1 Holder, not less than such aggregate number of Common Shares as shall be issuable (taking into account the adjustments and restrictions of Section 27 . 7 ) upon the conversion of the then outstanding A - 1 Preferred Shares . The Company covenants that all Common Shares that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and non - assessable .

319406.00024/309667490.3 - 6 - (iii) Fractional Shares . No fractional shares or scrip representing fractional shares shall be issued upon the conversion of the A - 1 Preferred Shares . As to any fraction of a share which the A - 1 Holder would otherwise be entitled to purchase upon such conversion, the Company shall round such fraction down to the nearest whole Common Share . (iv) Transfer Taxes and Expenses . The issuance of Conversion Shares on conversion of these A - 1 Preferred Shares shall be made without charge to any A - 1 Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such Conversion Shares, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such Conversion Shares upon conversion in a name other than that of the A - 1 Holders and the Company shall not be required to issue or deliver such Conversion Shares unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid . The Company shall pay all Transfer Agent fees required for rush processing of any Notice of Conversion required for rush electronic delivery of the Conversion Shares . (c) Beneficial Ownership Limitation . Notwithstanding any other provision of this Section 27 . 6 , the Company shall not effect any conversion of the A - 1 Preferred Shares, and an A - 1 Holder shall not have the right to convert any portion of A - 1 Preferred Shares, to the extent that, after giving effect to the conversion set forth on the applicable Notice of Conversion, such A - 1 Holder (together with such A - 1 Holder’s Affiliates, and any Persons acting as a group together with such A - 1 Holder or any of such A - 1 Holder’s Affiliates(such persons, “ Attribution Parties ”)) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below) . For purposes of the foregoing sentence, the number of Common Shares beneficially owned by such A - 1 Holder and its Affiliates or Attribution Parties shall include the number of Common Shares issuable upon conversion of the A - 1 Preferred Shares with respect to which such determination is being made, but shall exclude the number of shares of Common Shares which are issuable upon (i) conversion of the remaining, unconverted Conversion Amount of A - 1 Preferred Shares beneficially owned by such A - 1 Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by such A - 1 Holder or any of its Affiliates or Attribution Parties . In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13 (d) of the Exchange Act . For purposes of this Section 27 . 6 (c), in determining the number of outstanding Common Shares, an A - 1 Holder may rely on the number of outstanding Common Shares as reflected in (A) the Company’s most recent periodic or annual report filed with the United States Securities and Exchange Commission, as the case may be, (B) a more recent public announcement by the Company, or (C) a more recent written notice by the Company setting forth the number of Common Shares outstanding . Upon the written or oral request of an A - 1 Holder, the Company shall within one (1) Trading Day confirm orally and in writing to the Holder the number of Common Shares then outstanding . In any case, the number of outstanding Common Shares shall be determined after giving effect to the conversion of securities of the Company, including the A - 1 Convertible Shares, by the A - 1 Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding Common Shares was reported . The “ Beneficial Ownership Limitation ” shall be 19 . 99 % of the

319406.00024/309667490.3 - 7 - number of Common Shares outstanding immediately after giving effect to the issuance of Common Shares issuable upon conversion of A - 1 Preferred Shares held by the applicable A - 1 Holder . An A - 1 Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 27 . 6 (c) applicable to its A - 1 Preferred Shares provided that the Beneficial Ownership Limitation in no event exceeds 19 . 99 % of the number of Common Shares outstanding immediately after giving effect to the issuance of Common Shares upon conversion of the A - 1 Preferred Shares held by the A - 1 Holder and the provisions of this Section 27 . 6 (c) shall continue to apply . The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 27 . 6 (c) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation . The limitations contained in this paragraph shall apply to a successor holder of A - 1 Preferred Shares . 27.7 Certain Rights. (a) Share Dividends and Share Splits . If, at any time while these A - 1 Preferred Shares are outstanding, the Company : (i) pays a share dividend or otherwise makes a distribution or distributions on Common Shares payable in Common Shares in which the A - 1 Holders do not participate ratably (and for the avoidance of doubt no conversion of, or payment of a dividend on, the A - 1 Preferred Shares shall constitute such a distribution), (ii) subdivides outstanding Common Shares into a larger number of shares, (iii) combines (including by way of a reverse share split) outstanding Common Shares into a smaller number of shares, or (iv) issues, in the event of a reclassification of Common Shares, any shares of capital stock of the Company, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of Common Shares (excluding any shares held by the Company or its subsidiaries) outstanding immediately before such event, and of which the denominator shall be the number of Common Shares outstanding immediately after such event, in each case excluding any shares held by the Company or its subsidiaries . Any adjustment made pursuant to this Section 27 . 7 (a) shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re - classification . (b) Fundamental Transaction . If, at any time while these A - 1 Preferred Shares are outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Shares are permitted to sell, tender or exchange their shares for other securities, cash or property and such offer has been accepted by the holders of 50 % or more of the outstanding Common Shares, (iv) the Company, directly or indirectly, in one or more related transactions, effects any arrangement, reclassification, reorganization or recapitalization of the Common Shares or any compulsory share exchange pursuant to which the Common Shares are effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock

319406.00024/309667490.3 - 8 - or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin - off or plan of arrangement) with another Person whereby such other Person acquires more than 50 % of the outstanding Common Shares (not including any Common Shares held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “ Fundamental Transaction ”), then, the A - 1 Holder shall have the right to receive, (without regard to any limitation in Section 27 . 6 (c) on the conversion of the A - 1 Preferred Shares), the same kind and amount of securities, cash or property, as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if had been, immediately prior to such Fundamental Transaction, the holder of Conversion Shares, assuming conversion of the A - 1 Preferred Shares in accordance with its terms and any additional consideration (the “ Alternate Consideration ”) as a result of such Fundamental Transaction a holder of the number of Common Shares for which the A - 1 Preferred Shares are convertible immediately prior to such Fundamental Transaction would have the right to receive (without regard to any limitation in Section 27 . 6 (c) upon the conversion of A - 1 Preferred Shares) . For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one Common Share in such Fundamental Transaction, and the Company shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration . If holders of Common Shares are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the A - 1 Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of the A - 1 Preferred Shares following such Fundamental Transaction . To the extent necessary to effectuate the foregoing provisions, any successor entity to the Company after such Fundamental Transaction shall amend its articles or take such other corporate action as may be required to reflect the same terms and conditions and issue to the A - 1 Holders new preferred shares consistent with the foregoing provisions and evidencing the A - 1 Holders’ right to convert such preferred stock into Alternate Consideration . The Company shall cause any successor entity in a Fundamental Transaction (the “ Successor Entity ”) to assume all of the obligations of the Company applicable to the A - 1 Preferred Shares in accordance with the provisions of this Section 27 . 7 (c) pursuant to a written instrument substantially similar in form and substance to these terms prior to such Fundamental Transaction and, at the option of the A - 1 Holder, shall cause the Successor Entity to deliver to the A - 1 Holder in exchange for these A - 1 Preferred Shares a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to these A - 1 Preferred Shares which are convertible for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the Common Shares acquirable and receivable upon conversion of these A - 1 Preferred Shares (without regard to any limitations on the conversion of these A - 1 Preferred Shares) prior to such Fundamental Transaction, and with a conversion price which applies the Conversion Price hereunder to such shares of capital stock (but taking into account the relative value of the Common Shares pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such conversion price being for the purpose of protecting the economic value of the A - 1 Preferred Shares immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory

319406.00024/309667490.3 - 9 - in form and substance to the A - 1 Holder . Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the rights and restrictions provided for herein referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company hereunder with the same effect as if such Successor Entity had been named as the Company herein . (c) Calculations . All calculations under this Section 27 . 7 shall be made to the nearest cent or the nearest 1 / 100 th of a share, as the case may be . For purposes of this Section 27 . 7 , the number of Common Shares deemed to be issued and outstanding as of a given date shall be the sum of the number of Common Shares (excluding any shares held by the Company or its subsidiaries) issued and outstanding . (d) Notice to the A - 1 Holders. (i) Adjustment to Conversion Price . Whenever the Conversion Price is adjusted pursuant to any provision of this Section 27 . 7 , the Company shall promptly deliver to each A - 1 Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment . (ii) Notice to Allow Conversion by A - 1 Holder . If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Shares, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of Common Shares, (C) the Company shall authorize the granting to all holders of Common Shares of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any shareholders of the Company shall be required in connection with any reclassification of Common Shares, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Shares are converted into other securities, cash or property, (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, or (F) the Company shall enter into an agreement to consummate any Fundamental Transaction, then, in each case, the Company shall cause to be delivered to each A - 1 Holder at its last address as it shall appear upon the central securities register of the Company, at least ten (10) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Shares of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer share exchange, or other Fundamental Transaction is expected to become effective or close, and the date as of which it is expected that holders of Common Shares of record shall be entitled to exchange their Common Shares for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice . The A - 1 Holder

319406.00024/309667490.3 - 10 - shall remain entitled to convert the Conversion Amount of these A - 1 Preferred Shares (or any part hereof) during the 10 - day period commencing on the date of such notice through the effective date of the event triggering such notice except as may otherwise be expressly set forth herein . 27.8 Redemption (a) Optional Redemption at Election of Company . Subject to the provisions of this Section 27 . 8 (a) and the BCBCA, at any time after the third anniversary of the Original Issue Date, the Company may deliver a notice to the A - 1 Holder (the date such notice i s deemed delivered hereunder, the “ Optional Redemption Notice Date ”) of it s irrevocable election to redeem some or all of the then outstanding A - 1 Preferred Shares for cash in an amount equal to the Optional Redemption Amount on the 20 th Trading Day following the Optional Redemption Notice Date (such date, the “ Optional Redemption Date ” and such redemption, the “ Optional Redemption ”) . Subject to 27 . 8 (c), the Optional Redemption Amount i s payable in full on the Optional Redemption Date . (b) Redemption Procedure . The payment of cash pursuant to an Optional Redemption shall be payable on the Optional Redemption Date . Notwithstanding anything to the contrary in this Section 27 . 8 , the Company’s determination to redeem A - 1 Preferred Shares under Section 27 . 8 (a) shall be applied ratably among the A - 1 Holders . Any A - 1 Holder may elect to convert its A - 1 Preferred Shares pursuant to Section 27 . 6 prior to the Optional Redemption Date by the delivery of a Notice of Conversion to the Company . (c) Surrender of Certificates . If a certificate or other physical evidence representing A - 1 Preferred Shares exists, then on or before the Optional Redemption Date, each of the A - 1 Holders, unless such A - 1 Holder has exercised his, her or its right to convert such A - 1 Preferred Shares as provided in Section 27 . 6 , shall surrender the certificate(s) or other physical evidence representing such A - 1 Preferred Shares (or, if such A - 1 Holder alleges that such physical evidence has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Company to indemnify the Company against any claim that may be made against the Company on account of the alleged loss, theft or destruction of such certificate) to the Company in the manner and at the place designated in the Optional Redemption Notice, and upon such surrender the Optional Redemption Amount for such A - 1 Preferred Shares shall be payable to the order of the person whose name appears on such certificate or certificates or other physical evidence of the A - 1 Preferred Shares as the owner thereof .

Schedule 27.6(a) NOTICE OF CONVERSION (TO BE EXECUTED BY THE REGISTERED A - 1 HOLDER IN ORDER TO CONVERT A - 1 PREFERRED SHARES) The undersigned hereby elects to convert the number of shares of Series A - 1 Convertible Preferred Shares (the “A - 1 Preferred Shares”) indicated below into Common Shares, no par value per share (the “ Common Shares ”), of Edesa Biotech, Inc . , a British Columbia corporation, according to the conditions hereof, as of the date written below . If Common Shares are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto . No fee will be charged to the A - 1 Holders for any conversion, except for any such transfer taxes . Conversion calculations : Date to Effect Conversion: Number of Common Shares owned prior to Conversion: Number of A - 1 Preferred Shares owned prior to Conversion: Number of A - 1 Preferred Shares to be Converted: Conversion Amount of A - 1 Preferred Shares to be Converted: Number of Common Shares to be Issued: Applicable Conversion Price: Number of A - 1 Preferred Shares Remaining Following Conversion: (Choose One)  Direct Registration System (DRS) Registration Name: Address of Registration: Delivery Address: 319406.00024/309667490.3

319406.00024/309667490.3 [A - 1 HOLDER] By: Name: Title: